Exhibit 10.25

2005 INCENTIVE AWARD PLAN

OF

OWENS-ILLINOIS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated                            , is made by and between Owens-Illinois, Inc., a Delaware corporation hereinafter referred to as “Company,” and the person whose account for which this grant is being accepted, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as “Optionee”:

WHEREAS, the Company wishes to afford Optionee the opportunity to purchase shares of its $.01 par value Common Stock (as defined hereunder); and

WHEREAS, the Company wishes to carry out the 2005 Incentive Award Plan of Owens-Illinois, Inc.  (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (hereinafter referred to as the “Committee”), appointed to administer said Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Option provided for herein to Optionee as an inducement to remain in the service of the Company, its Parent Corporations or its Subsidiaries (each as defined hereunder) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned Officers (as defined hereunder) to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Board

“Board” shall mean the Board of Directors of the Company.

Section 1.2 - Cause

“Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.3 - Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Common Stock

“Common Stock” shall mean the Company’s common stock, $.01 par value.

Section 1.5 - Company

“Company” shall mean Owens-Illinois, Inc.  In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, the Option and Incentive Stock Options (as defined in Article 5 of the Plan), outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.6 — Disability

“Disability” means the total disability of the Optionee, as determined in the sole discretion of the Committee.

Section 1.7 — Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8 - Fair Market Value

“Fair Market Value” means with respect to a share of Stock as of a given date, (i) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any, or if shares were not traded on that day, then on the next preceding trading day during which a sale occurred; or  (ii) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (1) the last sales price (if Stock is then listed as a National Market Issue under the NASDAQ  National Market System) for such day; or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on that day as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such day as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded the fair market value established by the Committee acting in good faith.

Section 1.9 - Officer

“Officer” shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.10 - Option

“Option” shall mean the Non-Qualified Option (as defined in Article 2.22 of the Plan) to purchase Common Stock of the Company under this Agreement.

Section 1.11 - Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.12 - Plan

“Plan” shall mean the 2005 Incentive Award Plan of Owens-Illinois, Inc.

Section 1.13 - Retirement

“Retirement” solely for purposes of this Agreement shall mean “separation from service” (within the meaning of Section 409A of the Code) from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60 and having 10 years of employment with the Company.

Section 1.14 - Rule 16b-3

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended in the future.

Section 1.15 - Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.16 - Subsidiary

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  “Subsidiary” shall also mean any partnership in which the Company and/or any Subsidiary owns more than 50% of the capital of profits interests.

Section 1.17 -  Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, or retirement, but excluding (i) any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary, (ii) any termination where Optionee continues a relationship (e.g., as a director or as a consultant)

with the Company, a Parent Corporation or a Subsidiary or (iii) any termination resulting from the death or Disability of Optionee.  The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.  Notwithstanding any other provision of this Agreement, the Company, any Parent Corporation or any Subsidiary has an absolute and unrestricted right to terminate Optionee’s employment at any time for any reason whatsoever, with or without Cause.

Section 1.18 - Transferee

“Transferee” shall mean any person or entity to whom or to which Optionee has transferred all or any part of the Option in accordance with Section 5.2.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of Optionee’s agreement to remain in the employ of the Company, its Parent Corporations or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to Optionee the option to purchase any part or all of an aggregate of the number of shares of its $.01 par value Common Stock listed for this grant in the “20      Equity Grant Letter” provided to the Employee by the Company under separate cover.

Section 2.2 - Purchase Price

The purchase price of the shares of stock covered by the Option shall be $           per share without commission or other charge.

Section 2.3 - Consideration to Company

In consideration of the granting of this Option by the Company, Optionee agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation and any Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”) the Committee shall make appropriate adjustments in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event Optionee’s proportionate interest shall be maintained as before the occurrence of such event.  Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share.  Any such adjustment made by the Committee shall be final and binding upon Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a)                                 Except as provided in Section 3.4, no Option may be exercised in whole or in part during the first year after such Option is granted.

(b)                                 Except to the extent that such Option becomes exercisable sooner pursuant to Section 3.4, the Option shall become exercisable as to 25% of the shares covered by the Option on each of the first four anniversaries of the date of grant of such Option.  Such installments shall be cumulative.

(c)  Except as provided in Section 3.4, no portion of the Option which is unexercisable at Termination of Employment, other than a Termination of Employment due to Retirement, shall thereafter become exercisable.  Following a Termination of Employment due to Retirement, Options shall continue to vest and become exercisable as provided in Section 3.1(b).

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                 The expiration of seven years from the date the Option was granted; or

(b)                                 Except as provided in clauses (c) through (h) below, the date of Optionee’s Termination of Employment, other than due to Retirement; or

(c)                                  If Optionee is discharged not for Cause or retires after reaching the age of 55 and having 10 years of employment with the Company or any Subsidiary (other than a Retirement), the expiration of the earlier of (i) one (1) year from Optionee’s Termination of Employment  or (ii) seven years from the date the Option was granted, unless Optionee dies within said period; or

(d)                                 If Optionee’s right to exercise his Option is extended by the Committee, which extension shall not exceed the earlier of (i) three years from the date of Optionee’s Termination of Employment or (ii) seven years from the date the Option was granted, the date upon which such extension expires; or

(e)                                  If Optionee is determined by the Committee to have a Disability, the expiration of the earlier of (i) one year from the date Optionee is determined by the Committee to have a Disability, or (ii) seven years from the date the Option was granted, unless Optionee dies within said period; or

(f)                                   In the case of Optionee’s death, including during an extended exercise period provided in subsection (c) or (e) of this Section 3.3,  the expiration of the earlier of (i) one year from the date of Optionee’s death, or  (ii) seven years from the date the Option was granted; or

(g)                                  In the case of the Optionee’s Retirement, the expiration of seven years from the date the Option was granted; or

(h)                                 The effective date of a Change in Control, unless the Committee waives this provision in connection with such transaction.  At least ten days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Acceleration of Exercisability

(a)                                 In the event the Optionee dies, or experiences a Disability, in either case, prior to the Optionee’s Termination of Employment, the Option shall become immediately exercisable as to all shares covered hereby, notwithstanding that this Option may not have become fully exercisable under Section 3.1; or

(b)                                 In the event of a Change in Control, the Committee shall then provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(h), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1; provided, however, that this acceleration of exercisability shall not take place if:

(i)                                     This Option becomes unexercisable under Section 3.3 prior to said effective date; or

(ii)                                  In connection with such an event, provision is made for an assumption of this Option or a substitution therefore of a new option by an employer corporation or a parent or subsidiary of such corporation.

The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of Optionee, only he or his Transferee, if any, may exercise the Option or any portion thereof.  After the death of Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under Section 3.3, be exercised by his Transferee, if any, or by his personal representative or any other person empowered to do so under Optionee’s will or under the then applicable laws of descent and distribution.  All of the terms and conditions of this Option in the hands of Optionee during his lifetime shall be and remain fully applicable and binding on his Transferee, if any, and on any other person who may become eligible to exercise this Option.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)                                 Notice in electronic form approved by the Committee or, if no such form has been approved by the Committee, in writing signed by Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such electronic form or notice complying with all applicable rules established by the Committee; and

(b)                                                                                 (i)                                     Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

(ii)                                  With the consent of the Committee, (A) shares of the Company’s Common Stock owned by Optionee duly endorsed for transfer to the Company, or (B) shares of the Company’s Common Stock issuable to Optionee upon exercise of the Option, with a Fair Market Value on the date of option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

(iii)                               With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee.  The Committee may also prescribe the form of such note and the security to be given for such note.  The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or;

(iv)                              With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

(c)                                  A bona fide written or electronic representation and agreement, in a form satisfactory to the Committee, signed by Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above.  The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein.  The written or electronic representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(d)                                 Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company’s Common Stock owned by Optionee duly endorsed for transfer, or, (ii) shares of the Company’s Common Stock issuable to Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment; provided that notwithstanding anything herein to the contrary, the number of shares which may be withheld with respect to the satisfaction of any such taxes shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such withholding obligations based on the minimum applicable statutory withholding rates for federal, state and/or local income and payroll tax purposes; and

(e)                                  In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but un-issued shares or issued shares which have been reacquired by the Company.  Such shares shall be fully paid and non-assessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                 The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)                                 The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)                                 The payment to the Company (or other employer corporation) of all amounts, if any, which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

(e)                                  The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect to any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

OTHER PROVISIONS

Section 5.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules.  All action taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan or this Agreement except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 5.2 - Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent:

(a)                                 any transfer by gift, without the receipt of any consideration, of the Option or any part thereof by Optionee, in writing and with written notice thereof to the Committee, (i) to Optionee’s spouse; (ii) to any child or more remote lineal descendant of Optionee or to the spouse of any such child or more remote lineal descendant; or (iii) to any trust, custodianship, or other similar fiduciary relationship maintained for the benefit of any one or more of such persons; or

(b)                                 any transfer by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4.      No Right to Continued Employment

Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employee of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reasons whatsoever, with or without Cause.

Section 5.5 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Senior Vice President, Human Resources, and any notice to be given to Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to it or him.  Any notice which is required to be given to Optionee shall, if Optionee is then deceased, be given to Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.6 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 - Rule 16b-3

The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3.

Section 5.8 - Conformity to Securities Laws

This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement and the Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.9 - Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.10     Clawback

Notwithstanding anything contained in the Agreement to the contrary, all Options awarded under this agreement, and any shares of Common Stock issued upon settlement hereunder may be subject to forfeiture, or repayment pursuant to the terms of any policy that the

Company may implement in compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 5.11 - Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

OWENS-ILLINOIS, INC.

By
Sr. VP Chief Human Resources Officer